As filed with the Securities and Exchange Commission on December 10, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Loar Holdings Inc.

(Exact name of Registrant as specified in its charter)

Delaware	3728	82-2665180
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

20 New King Street

White Plains, New York 10604

(914) 909-1311

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dirkson Charles

President, Chief Executive Officer and Executive Co-Chairman

Loar Holdings Inc.

20 New King Street

White Plains, New York 10604

(914) 909-1311

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Aslam A. Rawoof Benesch, Friedlander, Coplan & Aronoff LLP 1155 Avenue of the Americas, Floor 26 New York, New York 10036 (646) 593-7050	Michael Manella Vice President, General Counsel and Secretary Loar Holdings Inc. 20 New King Street White Plains, New York 10604 (914) 909-1311	Craig E. Marcus Tara Fisher Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, Massachusetts 02199 (617) 951-7000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-283673

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Securities Act”), Loar Holdings Inc. (“Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (“Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1 (File No. 333-283673) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on December 9, 2024, and which the Commission declared effective on December 10, 2024.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock, par value $0.01 per share, offered in the public offering by 1,150,000 shares, 150,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The additional shares of common stock that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table (Exhibit 107) contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Benesch, Friedlander, Coplan & Aronoff LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Whitley Penn LLP (with respect to the Applied Avionics, Inc. consolidated financial statements).

23.3	Consent of Benesch, Friedlander, Coplan & Aronoff LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-1 (Registration No. 333-283673)).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, New York on December 10, 2024.

LOAR HOLDINGS INC.

By:	/s/ Dirkson Charles
Name:	Dirkson Charles
Title:	President, Chief Executive Officer and Executive Co-Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dirkson Charles	President, Chief Executive Officer, Executive Co-Chairman and Director	December 10, 2024
Dirkson Charles	(principal executive officer)

/s/ Glenn D’Alessandro	Chief Financial Officer	December 10, 2024
Glenn D’Alessandro	(principal accounting and financial officer)

*	Director	December 10, 2024
David Abrams

*	Director	December 10, 2024
Raja Bobbili

*	Director	December 10, 2024
Alison Bomberg

*	Director	December 10, 2024
Anthony Carpenito

*	Director	December 10, 2024
M. Chad Crow

*	Director	December 10, 2024
Taiwo Danmola

*	Director	December 10, 2024
Paul S. Levy

*	Director	December 10, 2024
Margaret McGetrick

*	Executive Co-Chairman and Director	December 10, 2024
Brett Milgrim

*By Attorney-in-Fact

/s/ Dirkson Charles
Dirkson Charles